FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009 EARNINGS RESULTS

FORT WORTH, Texas, (March 24, 2010) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) reported fourth quarter 2009 net earnings of $9.3 million compared to a net loss of $2.4 million reported for fourth quarter 2008.  Hallmark reported net earnings of $24.6 million for fiscal 2009, compared to $12.9 million for fiscal 2008.  On a fully diluted basis, net earnings were $0.46 per share and $1.19 per share for the fourth quarter and fiscal 2009, as compared to a net loss of $0.12 per share and net earnings of $0.62 per share for the fourth quarter and fiscal 2008.  Total revenues were $73.5 million and $287.0 million for the fourth quarter and fiscal 2009, as compared to $60.2 million and $268.7 million for the fourth quarter and fiscal 2008.

Mark J. Morrison, President and Chief Executive Officer, said, “Our premium production remained relatively flat during fiscal 2009 as compared to 2008.  Increased premiums attributable to the ongoing geographic and product expansion in our Personal Segment and the expansion of our Specialty Commercial Segment with the acquisition of Heath XS late last year were offset by a decrease in premium production in our Standard Commercial Segment and the other lines of business in our Specialty Commercial Segment as a result of our continued adherence to underwriting discipline during prolonged soft market conditions. We continue to see aggressive pricing on larger commercial accounts from national standard lines carriers and an increased appetite for risks that have historically been written in the E&S market.  However, the greatest factor affecting our premium production continues to be the impact of the economic slowdown on our insureds. Even with strong retention rates on our existing accounts, our commercial businesses continue to experience declining premium as a result of a decrease in exposure units upon renewal.”

Mr. Morrison continued, “Our primary focus continues to be on underwriting profitability, as opposed to premium growth or market share. We are achieving this goal by remaining disciplined in soft market conditions, as evidenced by our 91.7% combined ratio for the year.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share is at the highest level in the history of the company, having increased 31% during 2009 to $11.26 per share at December 31, 2009 compared to $8.61 per share a year earlier.  Other operating metrics continue to be strong with cash flow from operations of $62 million and comprehensive income of $51 million for fiscal 2009.”

Mr. Schwarz continued, “Total investments and cash and cash equivalents of $445 million as of December 31, 2009 were up 23% compared to December 31, 2008. Investment income declined 7% during fiscal 2009 compared to fiscal 2008 due to near zero yields for cash and short term securities.  As of year end, Hallmark had $117 million of cash and cash equivalents, plus other securities with short maturities, available to be deployed in higher yielding investments should suitable opportunities arise.”

	Three Months Ended
	December 31,
	2009	2008	% Change
	($ in thousands)
Produced premium (1)	$66,003	$73,806	-11%
Gross premiums written	67,013	57,492	17%
Net premiums written	57,909	55,073	5%
Net premiums earned	65,085	58,384	11%
Commission and fee income	1,177	6,000	-80%
Investment income, net of expenses	3,744	4,367	-14%
Net realized gain (loss) on investments	1,916	(9,856)	-
Total revenues	73,482	60,196	22%
Net earnings (2)	9,296	(2,407)	-
Net earnings per share - basic	$0.46	$(0.12)	-
Net earnings per share - diluted	$0.46	$(0.12)	-
Annualized return on average equity	16.8%	-5.2%	-
Book value per share	$11.26	$8.61	31%
Cash flow from operations	$17,658	$13,864	27%

	Fiscal Year Ended
	December 31,
	2009	2008	% Change
	($ in thousands)
Produced premium (1)	$288,450	$287,081	0%
Gross premiums written	287,558	243,849	18%
Net premiums written	261,740	234,927	11%
Net premiums earned	251,072	236,320	6%
Commission and fee income	12,011	22,280	-46%
Investment income, net of expenses	14,947	16,049	-7%
Net realized gain (loss) on investments	3,032	(11,261)	-
Total revenues	287,039	268,690	7%
Net earnings (2)	24,575	12,899	91%
Net earnings per share - basic	$1.19	$0.62	92%
Net earnings per share - diluted	$1.19	$0.62	92%
Return on average equity	12.1%	7.2%	68%
Book value per share	$11.26	$8.61	31%
Cash flow from operations	$61,698	$48,712	27%

(1)
Produced premium is a non-GAAP measurement that management uses to track total premium produced by our operations.  Produced premium excludes unaffiliated third party premium fronted by our recently acquired Hallmark County Mutual Insurance Company subsidiary.  We believe it is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or assumed by third party insurance carriers who pay us commission revenue.

(2)	Net earnings is net income attributable to Hallmark Financial Services, Inc. as reported in our consolidated statements of operations.

During the three months and year ended December 31, 2009, our total revenues were $73.5 million and $287.0 million, representing a 22% and 7% increase from the $60.2 million and $268.7 million in total revenues for the same periods of 2008.  This increase in revenue was primarily attributable to increased earned premium due to increased retention of business in our Specialty Commercial Segment, the acquisition of our Heath XS Operating Unit in the third quarter of 2008 and increased production by our Personal Lines Segment.  The increase was also attributable to net gains on our investment portfolio of $1.9 million and $3.0 million for the three months and year ended December 31, 2009 as compared to net losses on our investment portfolio of $9.9 million and $11.3 million for the same periods in 2008.  Increased revenue was partially offset by reduced earned premium in our Standard Commercial Segment due to the deterioration of the general economic environment in our major markets and by lower commission and fee income in our Specialty Commercial Segment due primarily to increased retention of premium.

We reported net earnings of $9.3 million and $24.6 million for the three months and year ended December 31, 2009, which were $11.7 million higher than both the $2.4 million net loss reported for the fourth quarter 2008 and the $12.9 million net earnings reported for the year ended December 31, 2008.  On a diluted basis per share, net earnings were $0.46 and $1.19 per share for the three months and year ended December 31, 2009, as compared to a net loss of $0.12 per share and net earnings of $0.62 per share for the same periods in 2008.   The increase in net earnings for the three months ended December 31, 2009 was primarily attributable to increased revenue and lower other operating expenses due mostly to decreased production related expenses caused by decreased premium production partially offset by higher loss and loss adjustment expense due mostly to higher earned premium.  Loss and loss adjustment expense included favorable prior year loss development of $1.8 million recognized in the three months ended December 31, 2009 as compared to unfavorable development of $0.2 million recognized during the three months ended December 31, 2008.  The increase in net earnings for the year ended December 31, 2009 was primarily attributable to increased revenue partially offset by increased loss and loss adjustment expense due mostly to increased earned premium as well as unfavorable prior year loss development of $1.6 million recognized during the year ended December 31, 2009, as compared to favorable development of $1.8 million recognized during the year ended December 31, 2008.

Hallmark's net loss ratios were 58.5% and 61.2% for the three months and year ended December 31, 2009 as compared to 57.8% and 61.0% for the same periods of 2008.  Hallmark's net expense ratio was 29.7% and 30.5% for the three months and year ended December 31, 2009 as compared to 30.7% and 30.6% for the same periods of 2008.  Hallmark maintained profitable net combined ratios of 88.2% and 91.7% for the three months and year ended December 31, 2009 as compared to 88.5% and 91.6% for the same periods in the prior year.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except per share amounts)

	December 31	December 31
	2009	2008
ASSETS
Investments:
Debt securities, available-for-sale, at fair value	$291,876	$268,513
Equity securities, available-for-sale, at fair value	35,801	25,003

Total investments	327,677	293,516

Cash and cash equivalents	112,270	59,134
Restricted cash and cash equivalents	5,458	8,033
Prepaid reinsurance premiums	12,997	1,349
Premiums receivable	46,635	44,032
Accounts receivable	3,377	4,531
Receivable for securities	-	1,031
Reinsurance recoverable	10,008	8,218
Deferred policy acquisition costs	20,792	19,524
Excess of cost over fair value of net assets acquired	41,080	41,080
Intangible assets, net	28,873	28,969
Current federal income tax recoverable	-	696
Deferred federal income taxes	-	6,696
Prepaid expenses	923	1,007
Other assets	18,779	20,582

Total assets	$628,869	$538,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$59,502	$60,919
Reserves for unpaid losses and loss adjustment expenses	184,662	156,363
Unearned premiums	125,089	102,192
Unearned revenue	191	2,037
Reinsurance balances payable	3,281	-
Accrued agent profit sharing	1,790	2,151
Accrued ceding commission payable	8,600	8,605
Pension liability	2,628	4,309
Payable for securities	19	3,606
Deferred federal income taxes	942	-
Federal income tax payable	1,266	-
Accounts payable and other accrued expenses	13,258	18,067

Total liabilities	401,228	358,249

Commitments and Contingencies

Redeemable non-controlling interest	1,124	737

Stockholders' equity:
Common stock, $.18 par value (authorized 33,333,333 shares in 2009 and 2008;
issued 20,872,831 shares in 2009 and 20,841,782 shares in 2008)	3,757	3,751
Capital in excess of par value	121,016	119,928
Retained earnings	98,482	72,242
Accumulated other comprehensive income (loss)	8,589	(16,432)
Treasury stock, at cost (757,828 shares in 2009 and 7,828 in 2008)	(5,327)	(77)

Total stockholders' equity	226,517	179,412

	$628,869	$538,398

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended December 31		Fiscal Year Ended December 31
	2009	2008	2009	2008

Gross premiums written	$67,013	$57,492	$287,558	$243,849
Ceded premiums written	(9,104)	(2,419)	(25,818)	(8,922)
Net premiums written	57,909	55,073	261,740	234,927
Change in unearned premiums	7,176	3,311	(10,668)	1,393
Net premiums earned	65,085	58,384	251,072	236,320

Investment income, net of expenses	3,744	4,367	14,947	16,049
Net realized gains (losses)	1,916	(9,856)	3,032	(11,261)
Finance charges	1,550	1,280	5,874	5,174
Commission and fees	1,177	6,000	12,011	22,280
Processing and service fees	6	16	39	114
Other income	4	5	64	14

Total revenues	73,482	60,196	287,039	268,690

Losses and loss adjustment expenses	38,067	33,730	153,619	144,244
Other operating expenses	21,177	24,982	92,233	96,096
Interest expense	1,146	1,188	4,602	4,745
Amortization of intangible assets	916	715	3,328	2,481

Total expenses	61,306	60,615	253,782	247,566

Income (loss) before tax	12,176	(419)	33,257	21,124
Income tax expense	2,864	1,953	8,630	8,175
Net income (loss)	9,312	(2,372)	24,627	12,949
Less: Net income attributable to
non-controlling interest	16	35	52	50

Net income (loss) attributable to Hallmark Financial Services, Inc.	$9,296	$(2,407)	$24,575	$12,899

Net income (loss) per share attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$0.46	$(0.12)	$1.19	$0.62
Diluted	$0.46	$(0.12)	$1.19	$0.62

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Three Months Ended December 31, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$15,631	$33,632	$16,740	$-	$66,003

Gross premiums written	15,631	34,642	16,740	-	67,013
Ceded premiums written	(1,099)	(8,005)	-	-	(9,104)
Net premiums written	14,532	26,637	16,740	-	57,909
Change in unearned premiums	2,789	4,012	375	-	7,176
Net premiums earned	17,321	30,649	17,115	-	65,085

Total revenues	18,713	33,903	18,814	2,052	73,482

Losses and loss adjustment expenses	10,482	17,031	10,554	-	38,067

Pre-tax income (loss), net of
non-controlling interest	3,279	6,603	3,262	(984)	12,160

Net loss ratio (2)	60.5%	55.6%	61.7%		58.5%
Net expense ratio (2)	27.8%	30.4%	22.1%		29.7%
Net combined ratio (2)	88.3%	86.0%	83.8%		88.2%

	Three Months Ended December 31, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$17,863	$41,752	$14,191	$-	$73,806

Gross premiums written	17,863	25,438	14,191	-	57,492
Ceded premiums written	(1,162)	(1,257)	-	-	(2,419)
Net premiums written	16,701	24,181	14,191	-	55,073
Change in unearned premiums	2,210	674	427	-	3,311
Net premiums earned	18,911	24,855	14,618	-	58,384

Total revenues	19,458	33,265	16,198	(8,725)	60,196

Losses and loss adjustment expenses	13,052	10,667	10,012	(1)	33,730

Pre-tax income (loss), net of
non-controlling interest	579	8,727	1,942	(11,702)	(454)

Net loss ratio (2)	69.0%	42.9%	68.5%		57.8%
Net expense ratio (2)	30.1%	31.0%	23.0%		30.7%
Net combined ratio (2)	99.1%	73.9%	91.5%		88.5%

(1)
Produced premium is a non-GAAP measurement that management uses to track total premium produced by our operations.   Produced premium excludes unaffiliated third party premium fronted on our recently acquired Hallmark County Mutual Insurance Company subsidiary.  We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or assumed by third party insurance carriers who pay us commission revenue.

(2)
The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. During the second quarter of 2009 we changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for our operating units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the operating units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.  All prior period ratios have been restated to conform to the new method, resulting in an increase to the consolidated net expense ratio of 1.9% for the three months ended December 31, 2008.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Fiscal Year Ended December 31, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$72,512	$144,230	$71,708	$-	$288,450

Gross premiums written	72,512	143,338	71,708	-	287,558
Ceded premiums written	(4,430)	(21,388)	-	-	(25,818)
Net premiums written	68,082	121,950	71,708	-	261,740
Change in unearned premiums	3,208	(9,680)	(4,196)	-	(10,668)
Net premiums earned	71,290	112,270	67,512	-	251,072

Total revenues	76,496	131,504	73,785	5,254	287,039

Losses and loss adjustment expenses	44,372	65,453	43,794	-	153,619

Pre-tax income (loss), net of
non-controlling interest	9,266	20,883	11,000	(7,944)	33,205

Net loss ratio (2)	62.2%	58.3%	64.9%		61.2%
Net expense ratio (2)	31.3%	30.1%	21.6%		30.5%
Net combined ratio (2)	93.5%	88.4%	86.5%		91.7%

	Fiscal Year Ended December 31, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$80,193	$146,054	$60,834	$-	$287,081

Gross premiums written	80,190	102,825	60,834	-	243,849
Ceded premiums written	(4,829)	(4,093)	-	-	(8,922)
Net premiums written	75,361	98,732	60,834	-	234,927
Change in unearned premiums	4,434	(1,226)	(1,815)	-	1,393
Net premiums earned	79,795	97,506	59,019	-	236,320

Total revenues	84,075	127,882	64,475	(7,742)	268,690

Losses and loss adjustment expenses	49,270	55,933	39,042	(1)	144,244

Pre-tax income (loss), net of
non-controlling interest	9,683	21,328	8,989	(18,926)	21,074

Net loss ratio (2)	61.7%	57.4%	66.2%		61.0%
Net expense ratio (2)	30.8%	30.7%	22.0%		30.6%
Net combined ratio (2)	92.5%	88.1%	88.2%		91.6%

(1)
Produced premium is a non-GAAP measurement that management uses to track total premium produced by our operations.   Produced premium excludes unaffiliated third party premium fronted on our recently acquired Hallmark County Mutual Insurance Company subsidiary.  We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or assumed by third party insurance carriers who pay us commission revenue.

(2)
The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. During the second quarter of 2009 we changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for our operating units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the operating units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.  All prior period ratios have been restated to conform to the new method, resulting in an increase to the consolidated net expense ratio of 1.7% for the year ended December 31, 2008.